Exhibit 99.1

405 S 8th Street #201, Boise, ID 83702

NEWS RELEASE

December 19, 2022

Perpetua Resources Receives Critical Minerals Award of up to $24.8 million under the Defense Production Act

Perpetua receives Defense Production Act Title III funding to advance construction readiness, environmental baseline monitoring and environmental studies as the Stibnite Gold Project continues through the permitting process

Stibnite Gold Project is poised to be the only domestically mined source of the critical mineral antimony, which is essential for national defense

BOISE, ID – Perpetua Resources Corp. (Nasdaq: PPTA / TSX: PPTA) announced today that its wholly owned subsidiary, Perpetua Resources Idaho, Inc. (collectively, “Perpetua Resources” or “Perpetua” or the “Company”), was awarded a Technology Investment Agreement of up to $24.8 million under Title III of the Defense Production Act (“DPA”). The funding objective of the Technology Investment Agreement, issued by the Air Force Research Laboratory, is to complete environmental and engineering studies necessary to obtain a Final Environmental Impact Statement, a Final Record of Decision, and other ancillary permits to sustain the domestic production of antimony trisulfide capability for defense energetic materials.

Antimony trisulfide is essential to national defense as a key component for munitions yet there is no U.S. mined supply. Perpetua plans to re-establish a domestic supply of the critical mineral antimony as a by-product of one of the highest-grade open pit gold resources in the United States. The DPA funding allows the Company to advance the construction readiness of the Stibnite Gold Project while the Company continues through the ongoing permitting process, led by the United States Forest Service (“USFS”).

Under the funding agreement, Perpetua may request reimbursement for certain costs incurred over 24 months related to environmental baseline data monitoring, environmental and technical studies and other activities related to advancing Perpetua’s construction readiness and permitting process for the Stibnite Gold Project. The DPA funding does not interrupt the ongoing National Environmental Policy Act (“NEPA”) review process. The DPA award is separate from the previously announced Small Business Innovation Research Phase 1 funding awarded to Perpetua by the Defense Logistics Agency in September 2022.

“As Perpetua continues advancing our project through the permitting process, we are honored to enter this agreement to help advance our construction readiness for future development,” said Laurel Sayer, President and CEO of Perpetua Resources. “Our vision remains unchanged, which is to redevelop a world class gold deposit, provide the country with a critical mineral, and restore an abandoned brownfield site. Today, we continue to build momentum towards turning our vision into a reality.”

Perpetua’s proposed Stibnite Gold Project, located in central Idaho, is in the sixth year of review under NEPA. The project is designed to restore environmental conditions in the historic Stibnite mining district while responsibly redeveloping one of the highest-grade open pit gold resources in the U.S. and becoming the only domestically mined source of the critical mineral antimony.

Perpetua expects that current cash resources, combined with the full DPA agreement, would provide the Company with sufficient liquidity to complete permitting and early restoration activities on the current timeline as well as additional liquidity to begin advancing construction readiness.

Responsible Mining. Critical Resources. Clean Future.

“The Department’s DPA Investments Program is delivering on its core mission to restore domestic industrial capabilities essential to the national defense by enabling the warfighter,” said Halimah Najieb-Locke, Deputy Assistant Secretary of Defense for Industrial Base Resilience. “This action reinforces the Administration’s goals to increase the resilience of our critical mineral supply chains while deterring adversarial aggression.”

About the Department of Defense’s Defense Production Act Title III Program:

The Defense Production Act (the “DPA”) is intended to ensure that America has the resources, materials and technologies needed for national security. The DPA Title III program is dedicated to ensuring the timely availability of essential domestic industrial resources to support national defense and homeland security requirements now and in the future.

In order to qualify for funding opportunities under the DPA Title III, proposed projects must meet the following criteria:

•	The industrial resource, material, or critical technology item is essential to the national defense

•	Without Presidential action, United States industry cannot reasonably be expected to provide the capability for the needed industrial resource, material, or critical technology item in a timely manner

•	Purchases, purchase commitments, or other action pursuant to the DPA are the most cost effective, expedient, and practical alternative method for meeting the need

For further information about Perpetua Resources Corp., please contact:

Chris Fogg

Investor Relations Manager

chris.fogg@perpetuacorp.us

Info@perpetuacorp.us

Mckinsey Lyon

Vice President External Affairs

media@perpetua.us

Website: www.perpetuaresources.com

About Perpetua Resources and the Stibnite Gold Project

Perpetua Resources Corp., through its wholly owned subsidiaries, is focused on the exploration, site restoration and redevelopment of gold-antimony-silver deposits in the Stibnite-Yellow Pine district of central Idaho that are encompassed by the Stibnite Gold Project.  The Project is one of the highest-grade, open pit gold deposits in the United States and is designed to apply a modern, responsible mining approach to restore an abandoned mine site and produce both gold and the only mined source of antimony in the United States. Further advancing Perpetua Resources’ ESG and sustainable mining goals, the Project will be powered by the lowest carbon emissions grid in the nation and a portion of the antimony produced from the Project will be supplied to Ambri, a US-based company commercializing a low-cost liquid metal battery essential for the low-carbon energy transition.  In addition to the company’s commitments to transparency, accountability, environmental stewardship, safety and community engagement, Perpetua Resources adopted formal ESG commitments which can be found here.

Responsible Mining. Critical Resources. Clean Future.

Forward-Looking Information and Cautionary Note

Investors should be aware that full funding under the DPA Technology Investment Agreement is subject to negotiation of a definitized agreement with the Department of Defense. Until the agreement is definitized, the maximum funding available is capped at 75% of the not to exceed agreement of $24.8 million. While Perpetua expects to enter into a definitized agreement in the first half of 2023, there is no assurance that we will be able to finalize the definitized agreement on the expected timeline or at all. Statements contained in this news release that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding ongoing funding and anticipated liquidity; our ability to comply with and obtain permits related to the Stibnite Gold Project (“Project”); actions to be taken by the Department of Defense, USFS, the State of Idaho and other government agencies and regulatory bodies; negotiation of the definitized agreement and anticipated approval of reimbursement requests; our ability to successfully implement and fund the Project and the occurrence of the expected benefits from the Project; our and Ambri Inc.'s ability to perform under the supply agreement, which agreement is subject to certain conditions, including identification of one or more refiners to transform our antimony concentrate into antimony metal, and mutual agreement on certain material terms, including volume and pricing. In certain cases, Forward-Looking Information can be identified by the use of words and phrases or variations of such words and phrases or statements such as "anticipate", "expect" "plan", "likely", "believe", "intend", "forecast", "project", "estimate", "potential", "could", "may", "will", "would" or "should". In preparing the Forward-Looking Information in this news release, Perpetua Resources has applied several material assumptions, including, but not limited to, assumptions that we will successfully negotiate a definitized agreement and that the full amount of the DPA award will be funded on the expected timeline; that the current exploration, development, environmental and other objectives concerning the Stibnite Gold Project can be achieved and that its other corporate activities will proceed as expected; that the review process under the NEPA (including any joint review process involving the USFS, the State of Idaho and other agencies and regulatory bodies) as well as the public review process and SDEIS will proceed in a timely manner and as expected; that we will be able to obtain sufficient funding to finance permitting, pre-construction and construction of the Project and that all requisite information will be available in a timely manner. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Perpetua Resources to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. Such risks and other factors include changes in laws and regulations and changes in the application of standards pursuant to existing laws and regulations which may result in unforeseen results in the permitting process; uncertainty surrounding input to be received from regulators and community stakeholders; risks related to dependence on key personnel; risks related to unforeseen delays in the review process including availability of personnel from the USFS, State of Idaho and other stated, federal and local agencies and regulatory bodies (including, but not limited to, future US government shutdowns); risks related to opposition to the Project; risks related to increased or unexpected costs in operations or the permitting process; risks that necessary financing will be unavailable when needed on acceptable terms, or at all; risks related to the outcome of litigation and potential for delay of the Project, as well as those factors discussed in Perpetua Resources' public filings with the U.S. Securities and Exchange Commission (the "SEC") and its Canadian disclosure record. Although Perpetua Resources has attempted to identify important factors that could affect Perpetua Resources and may cause actual actions, events or results to differ materially from those described in Forward-Looking Information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that Forward-Looking Information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on Forward-Looking Information. For further information on these and other risks and uncertainties that may affect the Company's business, see the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedar.com. Except as required by law, Perpetua Resources does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this news release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Responsible Mining. Critical Resources. Clean Future.

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